Exhibit 99.1

Contacts

Mary Vegh	John Reseburg	Garth Chouteau
EA Investor Relations	EA Corporate	PopCap Public Relations
650-628-3916	Communications	415-602-8147
mvegh@ea.com	650-628-3601	garth@popcap.com
jreseburg@ea.com

EA TO ACQUIRE POPCAP GAMES

Leading Provider of Casual Games for Digital Platforms

Accelerates EA’s Digital Transformation

Acquisition Price of $650 Million Plus $100 Million Stock & Multi-year Earn-Out

Plants vs. Zombies, Bejeweled and Zuma Headed to

New Platforms and Markets

EA Reaffirms Non-GAAP Q1 FY12 and Full Year FY12 Financial Guidance

REDWOOD CITY, Calif., July 12, 2011 – Electronic Arts Inc. (NASDAQ: ERTS) today announced an agreement to acquire PopCap Games, a leading provider of games for mobile phones, tablets, PCs and social network sites. With blockbuster titles like Plants vs. Zombies, Bejeweled, and Zuma, and a proven ability to create new hits, PopCap is a leader in the fast growing market for casual digital games.

“EA and PopCap are a compelling combination,” said EA CEO John Riccitiello. “PopCap’s great studio talent and powerful IP add to EA’s momentum and accelerate our drive towards a $1 billion digital business. EA’s global studio and publishing network will help PopCap rapidly expand their business to more digital devices, more countries, and more channels.”

“We picked EA because they have recast their culture around making great digital games,” said David Roberts, CEO of PopCap. “By working with EA, we’ll scale our games and services to deliver more social, mobile, casual fun to an even bigger, global audience.”

“PopCap has a proven financial trajectory with sustained revenue growth and double-digit operating margins,” said EA CFO Eric Brown. “On a non-GAAP basis, this deal is expected to be at least ten-cents accretive in fiscal year 2013.”

PopCap is one of the largest and most respected digital and social gaming companies with more than 150 million games installed and played worldwide on platforms such as Facebook®, RenRen, Google™, iPhone™, iPad™ and Android. In calendar year 2010, approximately 80% of PopCap’s revenue was on high growth digital platforms.

EA will pay approximately $650 million in cash and $100 million in shares of EA common stock to be issued to certain stockholders of PopCap. In addition, the PopCap sellers are entitled to additional variable cash consideration, contingent upon the achievement of certain non-GAAP earnings before interest and tax (“EBIT”) performance milestones through December 2013, EA’s third fiscal quarter end.

Approximate Two- Year Cumulative EBIT ($ millions)	Approximate Total Earn-out ($ millions)
91 or less	0
110	100
200	275
343 or more	550

At the upper end of the earn-out, the performance targets for EBIT are approximately $343 million in total PopCap standalone EBIT generated over the two-year period through December 2013. The exact earn-out calculation is subject to adjustments. EA will also provide up to $50 million in long-term equity retention awards to PopCap employees to be granted over the next four years.

Transaction and Financial Highlights

•	The transaction is expected to close in August 2011, subject to customary closing conditions, including regulatory approvals.

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On a non-GAAP basis, the acquisition is expected to be EPS neutral to EA’s fiscal year 2012 results, as a result of one-time transaction costs, and at least $0.10 accretive to EA’s FY 2013 non-GAAP EPS.

•	For the first quarter of fiscal year 2012, EA is announcing preliminary results of approximately:

•	$500 million to $525 million in non-GAAP revenue versus guidance of $460 million to $500 million of non-GAAP revenue.

•	($0.40) to ($0.37) in non-GAAP diluted loss per share versus guidance of ($0.49) to ($0.44) in non-GAAP diluted loss per share.

•

EA is reaffirming its full year fiscal year 2012 non-GAAP guidance of $0.70 to $0.90 diluted earnings per share. EA is also increasing its full year non-GAAP revenue guidance to a range of $3,800 million to $4,025 million to account for the inclusion of PopCap for a portion of FY12.

•	EA is announcing preliminary guidance for the second quarter of fiscal year 2012 of non-GAAP diluted loss per share ranging from ($0.15) to ($0.05).

•

EA has executed a commitment letter for a $550 million senior unsecured bridge facility with Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC, J.P. Morgan Chase Bank, N.A., UBS Securities LLC, and UBS Loan Finance LLC, that EA may choose to draw upon prior to closing the acquisition. EA expects to explore permanent financing options in connection with the funding of this acquisition. Morgan Stanley & Co. LLC provided EA’s board ofdirectors valuation advice in connection with the transaction. EA was also assisted by UBS Investment Bank.

In addition, the $600 million share repurchase program that EA announced in February, 2011 remains in effect. As of July 1, 2011, EA has repurchased 7.1 million shares for a total of $149 million under this program. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

Business Outlook as of July 12, 2011

The following forward-looking statements, as well as those made above, reflect expectations as of July 12, 2011. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA, including the PopCap acquisition; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

First Quarter Fiscal Year 2012 Preliminary Results – Ended June 30, 2011

•	Non-GAAP net revenue is approximately $500 to $525 million versus guidance of $460 to $500 million.

•	GAAP net revenue is approximately $975 million to $1.00 billion versus guidance of $910 to $950 million.

•	Non-GAAP diluted loss per share is approximately $(0.40) to $(0.37) versus guidance of $(0.49) to $(0.44).

•	GAAP diluted earnings per share is approximately $0.63 to $0.66 versus guidance of $0.44 to $0.53.

•

For purposes of calculating first quarter fiscal year 2012 earnings/loss per share, the Company used a diluted share count of 331 million for non-GAAP loss per share and 337 million for GAAP earnings per share.

•	Expected non-GAAP net loss excludes the following items from expected GAAP net income:

¡	Non-GAAP net revenue is approximately $475 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

¡	Approximately $38 million of stock-based compensation;

¡	Approximately $18 million of acquisition-related expenses;

¡	Approximately $18 million of restructuring charges; and

¡	Non-GAAP tax expenses are $57 million lower than GAAP tax expenses.

Second Quarter Fiscal Year 2012 Expectations – Ending September 30, 2011

•	Non-GAAP diluted loss per share is expected to be approximately ($0.15) to ($0.05).

•	GAAP diluted loss per share is expected to be approximately ($1.10) to ($0.97).

•	For purposes of calculating second quarter fiscal year 2012 loss per share, the Company estimates a diluted share count of 331 million.

•	Expected non-GAAP net loss excludes the following items from expected GAAP net loss:

¡	Non-GAAP net revenue is expected to be approximately $275 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

¡	Approximately $50 million of estimated stock-based compensation;

¡	Approximately $25 to $30 million of acquisition-related expenses;

¡	Approximately $5 million of restructuring charges; and

¡	Non-GAAP tax expenses are expected to be $46 to $52 million higher than GAAP tax expenses.

Fiscal Year 2012 Expectations – Ending March 31, 2012

•	Non-GAAP net revenue is expected to be approximately $3.8 to $4.025 billion as compared to previous guidance of $3.75 to $3.95 billion.

•	GAAP net revenue is expected to be approximately $3.725 to $3.95 billion as compared to previous guidance of $3.7 to $3.9 billion.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.70 to $0.90 consistent with previous guidance.

•	GAAP diluted earnings per share is expected to be a loss per share of ($0.04) to earnings per share of $0.26 as compared to previous guidance of break-even to $0.28 earnings per share.

•	For purposes of calculating fiscal year 2012 earnings per share, the Company estimates a diluted share count of 334 million and a basic share count of 330 million.

•	Expected non-GAAP net income excludes the following items from expected GAAP net income/(loss):

¡	Non-GAAP net revenue is expected to be approximately $75 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

¡	Approximately $175 million of estimated stock-based compensation;

¡	Approximately $85 to $95 million of acquisition-related expenses;

¡	Approximately $23 million of restructuring charges; and

¡	Non-GAAP tax expenses are expected to be $120 to $145 million higher than GAAP tax expenses.

Acquisition Conference Call

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to discuss the transaction. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance.

EA will also post a slide presentation that accompanies the call at http://www.investor.ea.com.

Listeners may access the conference call live through the following dial-in number: domestic: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA”.

A dial-in replay of the conference call will be provided until July 19, 2011 at the following number: 402-280-9972 (domestic) or 800-860-4708 (international).

First Quarter Conference Call

Electronic Arts will host a conference call on July 26, 2011 at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter ended June 30, 2011 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://www.investor.ea.com.

EA will also post a slide presentation that accompanies the call at http://www.investor.ea.com.

A dial-in replay of the conference call will be provided until August 2, 2011 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://www.investor.ea.com.

About Electronic Arts

Electronic Arts (NASDAQ:ERTS) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 100 million registered players and operates in 75 countries. In fiscal year 2011, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield, and Mass Effect™. More information about EA is available at http://info.ea.com.

About PopCap

PopCap is the leading global developer, publisher and operator of casual video games: fun, easy-to-learn, captivating games that appeal to all ages across mobile, social, PC and other platforms. Based in Seattle, Washington, PopCap was founded in 2000 and has a worldwide staff of approximately 475 people in Seattle, San Francisco, Vancouver, B.C., Dublin, Seoul, Shanghai and Tokyo. PopCap’s games have been downloaded over 1.5 billion times by consumers worldwide, and its flagship franchise, Bejeweled®, has sold more than 50 million units.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

•	Acquisition-related expenses

•	Change in deferred net revenue (packaged goods and digital content)

•	Gain (loss) on strategic investments

•	Loss on lease obligation and facilities acquisition

•	Loss on licensed intellectual property commitment

•	Restructuring charges

•	Stock-based compensation

•	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

Preliminary Financial Information

The preliminary financial results set forth in this press release, including EA’s preliminary results for the first quarter of fiscal year 2012 and business outlook for future periods are estimates based on information currently available to Electronic Arts. While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-Q for the fiscal quarter ended June 30, 2011 and in subsequent filings. Furthermore, the financial information included in this press release regarding PopCap is based on information currently available to Electronic Arts as of the date of this press release and is subject to change. In addition, following the acquisition, the accounting policies of PopCap will be reconciled with those of Electronic Arts’, which may cause reported revenue and profits of PopCap to be lower than currently presented.

Safe Harbor Forward-Looking Statements

Some statements set forth in this press release regarding EA’s acquisition of PopCap and the expected impact of the acquisition on EA’s strategic and operational plans, contain forward-looking statements that are subject to change. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the effect of the announcement of the acquisition on EA’s and PopCap’s strategic relationships, operating results and business generally, including the ability to retain key employees; EA’s ability to successfully integrate PopCap’s operations and employees; the timing of the completion of the acquision; general economic conditions; and other factors described in EA’s SEC filings (including EA’s Annual Report on Form 10-K for the year ended March 31, 2011). If any of these risks or uncertainties materializes, the potential benefits of the acquisition may not be realized, EA’s and/or PopCap’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. These forward-looking statements speak only as of the date of this document. EA assumes no obligation to update these forward-looking statements.

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The Sims and Need for Speed are trademarks of Electronic Arts Inc. Mass Effect is a trademark of EA International (Studio and Publishing) Ltd. John Madden, NFL and FIFA are trademarks of their respective owners and used with permission. Facebook is a registered trademark of Facebook, Inc. iPhone is a trademark of Apple Inc., registered in the U.S. and other countries. iPad is a trademark of Apple Inc. All other trademarks are the property of their respective owners.